UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 12, 2017

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)
(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Nutanix, Inc. (the “Company”) approved changes to the Company’s compensation arrangements with our Section 16 officers, including our named executive officers (the “Named Executive Officers”): Dheeraj Pandey, our Chief Executive Officer and Chairman, Duston Williams, our Chief Financial Officer, and David Sangster, our Executive Vice President, Operations.
The base salaries for the Named Executive Officers were changed, effective retroactively to December 1, 2017, as follows:

•	Dheeraj Pandey: $400,000;

•	Duston Williams: $400,000; and

•	David Sangster: $365,000.
The Named Executive Officers will continue to participate in the Company’s Executive Bonus Plan at the following revised target awards for the Company’s fiscal year ending July 31, 2018:

•	Dheeraj Pandey: $400,000;

•	Duston Williams: $260,000; and

•	David Sangster: $235,000.
In addition, each of the Named Executive Officers received the following grants of restricted stock units (“RSUs”) (the “Time-Based RSUs”):

•	Dheeraj Pandey: 200,000 RSUs;

•	Duston Williams: 120,000 RSUs; and

•	David Sangster: 85,000 RSUs.
The Time-Based RSUs will vest in 16 equal quarterly installments beginning on March 15, 2018, subject to the Named Executive Officer’s continuous service to the Company on each vesting date.
Mr. Pandey also received a grant of 100,000 RSUs that will vest as to 1/3 on the later of achievement of an applicable performance milestone, or January 1, 2019, 1/3 on the later of achievement of an applicable performance milestone or January 1, 2020, and 1/3 on the later of the achievement of an applicable performance milestone or January 1, 2023.

Item 5.07. Submission of Matters to a Vote on Security Holders.
The Company held its Annual Meeting of Stockholders on December 18, 2017 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 3, 2017. Present at the Annual Meeting in person or by proxy were holders representing 89,135,167 shares of Class A common stock and 49,756,293 shares of Class B common stock, representing 93.6% of the voting power of all shares entitled to vote at the Annual Meeting, and which constituted a quorum. The final results for each of the matters submitted to the Company’s stockholders at the Annual Meeting are set forth below.

The Company’s stockholders voted on the following items at the Annual Meeting:

1.
To elect three Class I directors, Susan L. Bostrom, Steven J. Gomo and Jeffrey T. Parks, to serve until the annual meeting of stockholders to take place after the end of the fiscal year ending July 31, 2020; and

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2018.

Proposal 1. Election of Directors. The Company’s stockholders elected the following Class I director nominees to serve until the annual meeting of stockholders to take place after the end of the fiscal year ending July 31, 2020, and until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Susan L. Bostrom	543,395,232	564,645	42,738,220
Steven J. Gomo	530,188,404	13,771,473	42,738,220
Jeffrey T. Parks	532,807,306	11,152,571	42,738,220

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending July 31, 2018. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2018.

For	Against	Abstain
586,078,033	281,769	338,295

No other matters were submitted for stockholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 18, 2017	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer
(Principal Financial Officer)